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                                                                    EXHIBIT 99.1

    CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of VendingData Corporation (the "Company") on Form 10-KSB/A2 for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Steven J. Blad, President and Chief Executive Officer of the Company, and John
R. Spina, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:         /s/ Steven J. Blad                         Dated:  January 9, 2004
            ----------------------------------------
            Steven J. Blad
Title:      President and Chief Executive Officer

By:         /s/ John R. Spina                          Dated:  January 9, 2004
            ----------------------------------------
            John R. Spina
Title:      Chief Financial Officer and Treasurer

         This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.